                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant              [X]
Filed by a Party other than the Registrant                 [ ]
Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule-14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to (S)240.14a-12


                        PRIORITY HEALTHCARE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          ______________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:
          ______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
          ______________________________________________________________________

     5)   Total fee paid:
          ______________________________________________________________________

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          ______________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:
          ______________________________________________________________________

     3)   Filing Party:
          ______________________________________________________________________

     4)   Date Filed:
          ______________________________________________________________________

                         PRIORITY HEALTHCARE CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 20, 2002

     The annual meeting of shareholders of Priority Healthcare Corporation will be held at SunTrust Bank, Park Building Third Floor Sun Room, 200 South Orange Avenue, Orlando, Florida, on Monday, May 20, 2002, at 11:00 a.m., Orlando time, for the following purposes:

     (1) To elect three directors to serve until the 2005 annual meeting of shareholders and until their successors are elected and have qualified;

     (2) To approve the appointment of PricewaterhouseCoopers LLP as auditors for the Company for 2002; and

     (3) To transact such other business as may properly come before the meeting.

     All shareholders of record at the close of business on March 15, 2002 will be eligible to vote.

     It is important that your shares be represented at this meeting. Whether or not you expect to be present, please fill in, date, sign and return the enclosed proxy form in the accompanying addressed, postage-prepaid envelope. If you attend the meeting, you may revoke your proxy and vote in person.

                                      Rebecca M. Shanahan, Secretary

                         PRIORITY HEALTHCARE CORPORATION

                               250 Technology Park
                                    Suite 124
                            Lake Mary, Florida 32746

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                                  May 20, 2002

     This statement is being furnished to shareholders on or about April 8, 2002 in connection with a solicitation by the Board of Directors of Priority Healthcare Corporation (the "Company") of proxies to be voted at the annual meeting of shareholders to be held at 11:00 a.m., Orlando time, Monday, May 20, 2002, at the SunTrust Bank, Park Building Third Floor Sun Room, 200 South Orange Avenue, Orlando, Florida, for the purposes set forth in the accompanying Notice.

     The holders of record of shares of the Company's Class A Common Stock, $0.01 par value per share ("Class A Common Stock"), and Class B Common Stock, $0.01 par value per share ("Class B Common Stock," together with the Class A Common Stock, "Common Stock"), outstanding at the close of business on March 15, 2002, the record date for the meeting, are entitled to vote at the meeting. On that date, there were 7,150,512 shares of Class A Common Stock and 36,796,869 shares of Class B Common Stock outstanding and entitled to vote at the meeting. On all matters, including the election of directors, each shareholder will have three votes for each share of Class A Common Stock held and one vote for each share of Class B Common Stock held. Accordingly, the Common Stock outstanding on the record date represents an aggregate of 58,248,405 votes.

     If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. If a shareholder executes more than one proxy, the proxy having the latest date will revoke any earlier proxies. A shareholder attending the meeting will be given the opportunity to revoke his or her proxy and vote in person.

     Unless revoked, a proxy will be voted at the meeting in accordance with the instructions of the shareholder in the proxy, or, if no instructions are given, for the election as directors of all nominees listed under Proposal 1 and for Proposal 2. Election of directors will be determined by the vote of a plurality of the votes cast by holders of both classes of Common Stock on such election. Approval of Proposal 2 will be subject to the vote of a greater number of votes cast by holders of both classes of Common Stock favoring approval than the votes cast opposing it. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. As a result, with respect to Proposals 1 and 2, neither broker non-votes nor abstentions will affect the determination of whether such proposals will be approved.

     The Board of Directors knows of no matters, other than those described in the attached Notice of Annual Meeting, which are to be brought before the meeting. If other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters.

     The cost of the solicitation of proxies will be borne by the Company.

                              ELECTION OF DIRECTORS

Nominees

     The Board of Directors of the Company consists of seven directors divided into three classes. Two classes contain two directors each, and the third class contains three directors. The term of one class of directors expires each year. Generally, each director serves until the annual meeting of shareholders held in the year that is three years after such director's election and until such director's successor is elected and has qualified. During 2001, the Board of Directors of the Company also included Rebecca M. Shanahan, who has since resigned from the Board and is now Executive Vice President Administration, Secretary and General Counsel of the Company.

     Three directors are to be elected at the meeting, each to hold office for a term to expire at the 2005 annual meeting of shareholders and until his successor is elected and has qualified. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election to the Board of Directors of Messrs. Robert L. Myers, Donald J. Perfetto and Richard W. Roberson. Each of the nominees for director is presently a director. If any such person is unable or unwilling to accept nomination or election, it is the intention of the persons named in the accompanying form of proxy to nominate such other person as director as they may in their discretion determine, in which event the shares will be voted for such other person.

     The Company's By-Laws provide for a Board of Directors consisting of eight members. Following the meeting, and assuming the election of Messrs. Myers, Perfetto and Roberson, seven directors will continue to serve on the Board of Directors and one vacancy will exist. The accompanying form of proxy cannot be voted for a greater number of persons than the three nominees for director listed below.

     Unless otherwise indicated in a footnote to the following table, the principal occupation of each director or nominee has been the same for the last five years, and such person possesses sole voting and investment power with respect to the shares of Class B Common Stock and Class A Common Stock indicated as beneficially owned by such nominee. The number of shares of Class B Common Stock shown as beneficially owned by each director includes any shares of Class A Common Stock beneficially owned by such director, as indicated, because any holder of shares of Class A Common Stock may request to convert any or all of such shares into shares of Class B Common Stock at any time on a one-for-one basis. There is no family relationship between any of the directors or executive officers of the Company.

                                                                      Class B Common Stock      Class A Common Stock
                                                                      --------------------      --------------------
                                                                        Shares                  Shares
                                                                     Beneficially    Percent   Beneficially    Percent
                                 Present                               Owned on     of Class     Owned on      of Class
                                Principal               Director      January 31,   (if more   January 31,    (if more
 Name                  Age      Occupation               Since           2002       than 1%)       2002        than 1%)
------                -----    ------------             --------    --------------  --------  -------------    --------

                                              NOMINEES FOR DIRECTOR
            (Nominees for a three-year term to expire at the annual meeting of shareholders in 2005)
Robert L. Myers         56  Vice Chairman of the Board     1997       672,250 (1)     1.8%              0         ---
                            of the Company (2)

Donald J. Perfetto      55  Executive Vice President and   1999       154,833 (3)      ---              0         ---
                            Chief Operating Officer of
                            the Company (4)

Richard W. Roberson     55  President of Sand Dollar       1997        34,406 (5)      ---              0         ---
                            Partners, Inc. (investment
                            and consulting firm) (6)


                                                                      Class B Common Stock      Class A Common Stock
                                                                      --------------------      --------------------
                                                                        Shares                  Shares
                                                                     Beneficially    Percent   Beneficially    Percent
                                 Present                               Owned on     of Class     Owned on      of Class
                                Principal               Director      January 31,   (if more   January 31,    (if more
 Name                  Age      Occupation               Since           2002       than 1%)       2002        than 1%)
------                -----    ------------             --------    --------------  --------  -------------    --------

                                            DIRECTORS CONTINUING IN OFFICE
                              (Term expiring at the annual meeting of shareholders in 2003)
William E. Bindley      61  Chairman of the Board of the   1994       5,689,184 (7)    13.5%     5,590,592 (8)     78.0%
                            Company; Consultant (9)

Steven D. Cosler        46  President and Chief            2000         195,004 (10)    ---              0          ---
                            Executive Officer of the
                            Company (11)

                              (Term expiring at the annual meeting of shareholders in 2004)
Michael D. McCormick    54  Retired (12)                   1994         256,944 (13)    ---        242,468 (14)     3.4%

Thomas J. Salentine     62  Retired (15)                   1994         406,587 (16)    1.1%       289,982          4.0%

---------------

(1) Does not include shares subject to stock options which are not exercisable within 60 days. Includes presently exercisable stock options to purchase 556,530 shares of Class B Common Stock granted under the Company's 1997 Stock Option and Incentive Plan.

(2) Mr. Myers has been Vice Chairman of the Board since March 2001. Mr. Myers has served as a director of the Company since May 1997. From July 1996 to March 2001, he was the President of the Company. From May 1997 to January 2002, he was the Chief Executive Officer of the Company. From July 1996 to May 1997, he was the Chief Operating Officer of the Company. From June 1995 through June 1996, Mr. Myers was a consultant to the health care industry. From 1971 to June 1995, he was employed by Eckerd Corporation, a retail drug store chain, where he served as a corporate officer from 1981 through 1995 and as senior vice president of pharmacy from 1990 to 1995. Mr. Myers is a registered pharmacist.

(3) Does not include shares subject to stock options which are not exercisable within 60 days. Includes presently exercisable stock options to purchase 114,627 shares of Class B Common Stock granted under the Company's 1997 Stock Option and Incentive Plan. Also includes 33,423 shares of Class B Common Stock jointly held with Mr. Perfetto's spouse.

(4) From June 1997 to January 2002, Mr. Perfetto was Chief Financial Officer and Treasurer of the Company. Since January 2002, Mr. Perfetto has served as Chief Operating Officer of the Company. Mr. Perfetto has served as Executive Vice President since November 1998. Prior to that time and since June 1997 he was a Vice President. From 1986 to May 1997, he was employed by Bimeco, Inc., a distributor of medical products. During such time, Mr. Perfetto held the positions of vice president of finance and operations and secretary/treasurer of Bimeco, Inc.

(5) Includes presently exercisable stock options to purchase 12,000 shares of Class B Common Stock granted under the Company's Outside Directors Stock Option Plan. Also includes 1,150 shares of Class B Common Stock held by a trust of which Mr. Roberson's spouse is the trustee and has investment control.

(6) From March 1993 to September 1996, Mr. Roberson served as president and chief executive officer of Visionworks, Inc., a retail superstore optical chain. Mr. Roberson is also a director of Ablest, Inc., a provider of staffing services.

(7) Includes 5,590,592 shares of Class A Common Stock (see footnote 8 below for a description of the manner by which certain of such shares of Class A Common Stock are held). Excludes 10,508 shares of Class A Common Stock and 6,000 shares of Class B Common Stock held by Mr. Bindley's spouse; Mr. Bindley disclaims beneficial ownership of such shares.

(8) Includes 83,774 shares of Class A Common Stock held by two family foundations and 68,702 shares of Class A Common Stock held by a charitable remainder trust of which Mr. Bindley is the trustee and has investment control. Excludes 10,508 shares of Class A Common Stock held by Mr. Bindley's spouse; Mr. Bindley disclaims beneficial ownership of such shares.

(9) Mr. Bindley also serves on the Board of Directors of Cardinal Health, Inc. ("Cardinal"), a health care service company, and of Shoe Carnival, Inc., a shoe retailer. Mr. Bindley was the Chairman of the Board, Chief Executive Officer and President of Bindley Western Industries, Inc. ("BWI"), a distributor of pharmaceuticals and related products, from the time he founded BWI in 1968 until BWI was acquired by Cardinal in February 2001.

     Mr. Bindley was the Chief Executive Officer of the Company from July 1994 until May 1997 and the President of the Company from May 1996 until July 1996.

(10) Does not include shares subject to stock options which are not exercisable within 60 days. Includes presently exercisable stock options to purchase 154,010 shares of Class B Common Stock granted under the Company's 1997 Stock Option and Incentive Plan. Includes 5,146 shares of Class B Common Stock jointly held with Mr. Cosler's spouse.

(11) Mr. Cosler has served as President since March 2001 and Chief Executive Officer since January 2002. From January 2000 to January 2002, he served as Chief Operating Officer of the Company and served as Executive Vice President from January 2000 to March 2001. From July 1996 to July 1997, Mr. Cosler was Senior Vice President and General Manager of Priority Healthcare Services Corporation, a subsidiary of BWI. Mr. Cosler also serves on the Board of Directors of CIMA Labs Inc., a developer and manufacturer of fast dissolve and enhanced-absorption oral drug delivery systems.

(12) Mr. McCormick was a consultant from February 2001 to March 2002. Prior to that, he served as the Executive Vice President, General Counsel and Secretary of BWI for more than the past five years until February 2001 when BWI was acquired by Cardinal.

(13) Includes 242,468 shares of Class A Common Stock (see footnote 14 below for a description of the manner by which certain of such shares of Class A Common Stock are held). Also includes presently exercisable stock options to purchase 9,000 shares of Class B Common Stock granted under the Company's Outside Directors Stock Option Plan.

(14) Consists of 242,468 shares held in a family grantor retained annuity trust, or GRAT, of which Mr. McCormick is the trustee and has investment control.

(15) Mr. Salentine was a consultant from February 2001 to March 2002. Prior to that, he served as BWI's Executive Vice President and Chief Financial Officer for more than the past five years until February 2001 when BWI was acquired by Cardinal.

(16) Includes 289,982 shares of Class A Common Stock. Also includes presently exercisable stock options to purchase 9,000 shares of Class B Common Stock granted under the Company's Outside Directors Stock Option Plan.

 The Board of Directors recommends a vote FOR each of the nominees listed above.

Meetings and Committees

     During 2001, the Board of Directors of the Company held four meetings. During the period in 2001 for which he or she served as a director, no director attended fewer than 75% of the total meetings of the Board of Directors and each committee on which he or she served. The Board of Directors does not have a nominating committee. The Board of Directors has a Compensation Committee, which currently consists of Mr. Roberson and Mr. McCormick. Ms. Shanahan served as a member of the Compensation Committee in lieu of Mr. McCormick during 2001. The primary functions of the Compensation Committee are to consider and recommend overall compensation programs, to review and approve compensation payable to management and to administer all executive compensation and stock option plans of the Company. The Compensation Committee met two times during 2001.

     The Board of Directors of the Company has an Audit, Ethics and Compliance Committee (the "Audit Committee"), the current members of which are Mr. Roberson, Mr. McCormick and Mr. Salentine. Ms. Shanahan served as a member of the Audit Committee in lieu of Mr. McCormick during 2001.

     The Board of Directors appointed Mr. Salentine to the Audit Committee on May 21, 2001, at a time that was still within three years of BWI (of which Mr. Salentine was the Executive Vice President and Chief Financial Officer) owning more than 90% of the voting power of the Company. Therefore, at the time of his appointment to the Audit Committee, Mr. Salentine was not an "independent director" as defined by the listing standards of the National Association of Securities Dealers, Inc. However, as permitted by such listing standards, the Board of Directors determined that, based on Mr. Salentine's past experience as the Chief Financial Officer of a public company, his membership on the Audit Committee was required by the best interests of the Company and its shareholders. Effective December 31, 2001, three years had elapsed since

BWI and the Company were affiliates, and Mr. Salentine was considered an "independent director" as defined by the listing standards of the National Association of Securities Dealers, Inc.

     The functions of the Audit Committee are to meet with the independent accountants of the Company, to review the audit plan for the Company, to review the annual audit of the Company with the accountants together with any other reports or recommendations made by the accountants, to recommend whether the accountants should be continued as auditors for the Company and, if others are to be selected, to recommend those to be selected, to meet with the chief accounting officer for the Company and to review with him and the accountants for the Company the adequacy of the Company's internal controls, to review related party transactions, to monitor corporate policies and procedures with respect to the Company's ethics and compliance program and to perform such other duties as shall be delegated to the Audit Committee by the Board of Directors. See "Audit Committee Report" and "Certain Transactions." The Audit Committee met three times during 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 2001, all filing requirements applicable to its executive officers, directors, and greater than 10% shareholders were complied with, except that Mr. Cosler failed to timely report sales of Class B Common Stock by his Individual Retirement Account and that Mr. Roberson failed to timely report three gifts of Class B Common Stock that he made.

Executive Officers

     As used throughout this Proxy Statement when making reference to actions and events occurring in 2001, the term "executive officers" refers to William E. Bindley, Chairman of the Board, Robert L. Myers, President and Chief Executive Officer, Steven D. Cosler, Executive Vice President and Chief Operating Officer, Donald J. Perfetto, Executive Vice President, Chief Financial Officer and Treasurer, Guy F. Bryant, Executive Vice President and Chief Marketing Officer, William M. Woodard, Vice President - Strategic Alliances, Melissa E. McIntyre, Vice President - Strategic Program Development and Barbara J. Luttrell, Vice President - Administration and Secretary.

     However, as used throughout this Proxy Statement when making reference to actions and events occurring in 2002, the term "executive officers" refers to William E. Bindley, Chairman of the Board, Robert L. Myers, Vice Chairman of the Board, Steven D. Cosler, President and Chief Executive Officer, Donald J. Perfetto, Executive Vice President and Chief Operating Officer, Guy F. Bryant, Executive Vice President and Chief Marketing Officer, Rebecca M. Shanahan, Executive Vice President Administration, Secretary and General Counsel, Stephen
M. Saft, Senior Vice President, Chief Financial Officer and Treasurer, William
M. Woodard, Vice President-Strategic Alliances and Melissa E. McIntyre, Vice President-Strategic Program Development.


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid during each of the Company's last three years to the Company's Chief Executive Officer and to each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during 2001 (the "Named Executive Officers").

                                                                              Long Term
                                                   Annual Compensation       Compensation
                                                   -------------------       ------------
                                                                                Awards
                                                                                ------
                                                                              Securities
                                                                              Underlying         All Other
 Name and Principal Position (1)     Year      Salary         Bonus (2)        Options (3)       Compensation
---------------------------------    ----     -----------   -----------     ---------------     --------------
Robert L. Myers                      2001     $  375,000      $ 281,250           100,000        $  18,754   (4)
President and                        2000        343,937        260,000           200,000           21,413
Chief Executive Officer              1999        284,712        325,000           447,600           21,949

Steven D. Cosler                     2001     $  243,269      $ 109,517            70,000        $  18,497   (5)
Executive Vice President and         2000        213,773         85,200           180,000           21,192
Chief Operating Officer              1999        177,692        106,615           147,400           86,714

Donald J. Perfetto                   2001     $  206,154      $  92,801            60,000        $  18,822   (6)
Executive Vice President, Chief      2000        184,254         76,800           140,000           21,481
Financial Officer and Treasurer      1999        160,000         96,000           147,400           18,957

Guy F. Bryant                        2001     $  197,500      $  71,126            40,000        $  18,583   (7)
Executive Vice President and         2000        184,082         68,500           120,000           21,267
Chief Marketing Officer              1999        163,077         97,846           147,400           18,222

William M. Woodard                   2001     $  133,930      $  48,215            12,500        $  11,189   (8)
Vice President-Strategic Alliances   2000        130,875         35,917            37,500           12,890
                                     1999        121,922         50,720            80,100           12,649

---------------

(1) Principal positions shown for the Named Executive Officers are those held during 2001. See "Executive Officers" for the current positions of the Named Executive Officers.
(2) Reflects bonus earned during the specified year, which bonuses at times have been paid in the following year.
(3) Consists of options to acquire shares of Class B Common Stock of the Company. The Company has no SAR plan and did not grant restricted stock awards to the Named Executive Officers. The amounts shown for stock options represent the number of shares of Class B Common Stock resulting from the adjustments relating to the May 1999 three-for-two stock split and the November 2000 two-for-one stock split.
(4) Consists of $11,050 in Company contributions to the Company's profit sharing plan, $7,367 in Company contributions to the Company's profit sharing excess plan and $337 in group life insurance premiums.
(5) Consists of $11,050 in Company contributions to the Company's profit sharing plan, $7,367 in Company contributions to the Company's profit sharing excess plan and $80 in group life insurance premiums.
(6) Consists of $11,050 in Company contributions to the Company's profit sharing plan, $7,367 in Company contributions to the Company's profit sharing excess plan and $405 in group life insurance premiums.
(7) Consists of $11,050 in Company contributions to the Company's profit sharing plan, $7,367 in Company contributions to the Company's profit sharing excess plan and $166 in group life insurance premiums.
(8) Consists of $11,040 in Company contributions to the Company's profit sharing plan and $149 in group life insurance premiums.

Employment Agreements and Termination Benefits Agreements

     The Company has entered into a Termination Benefits Agreement with each of Messrs. Myers, Cosler, Perfetto and Bryant. The purpose of these agreements is to encourage each officer to remain with the Company by assuring each officer of certain benefits in the event of a "Change in Control" of the Company.

     Each Termination Benefits Agreement provides for payments to Messrs. Myers, Cosler, Perfetto and Bryant upon the occurrence of certain events. The Termination Benefits Agreement between the Company and Mr. Myers was entered into on July 1, 1996. It had an initial term through December 31, 1998 and is automatically extended annually for an additional one-year period unless notice is given by the Company or Mr. Myers. The Termination Benefits Agreements between the Company and Messrs. Cosler, Perfetto and Bryant were entered into on January 1, 2000. Each of these agreements had an initial term through

December 31, 2000 and each is automatically extended annually for an additional one-year period unless notice is given by the Company or the officer. The Termination Benefits Agreements are designed to protect Messrs. Myers, Cosler, Perfetto and Bryant against termination of their employment following a "Change in Control" of the Company. For purposes of the Termination Benefits Agreements, "Change in Control" is broadly defined to include, among other things, the acquisition by a person or group of persons of 25% or more of the combined voting power of the stock of the Company, the replacement of a majority of the current Board of Directors, the approval by the shareholders of the Company of a reorganization, merger or consolidation, or the approval by shareholders of a liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company.

     Following a "Change in Control," Messrs. Myers, Cosler, Perfetto and Bryant are entitled to the benefits provided by the Termination Benefits Agreements in the event their employment is terminated within three years for any reason other than their death, disability, or normal retirement or is terminated by the Company for cause.

     In addition, Messrs. Myers, Cosler, Perfetto and Bryant are entitled to the benefits of the Termination Benefits Agreements if, after a "Change in Control," they terminate their employment with the Company within three years in response to certain actions by the Company which include, among other things, a substantial reduction in their duties or responsibilities, a reduction in the level of salary payable to them, the failure by the Company to continue to provide them with benefits substantially similar to those previously provided to them, their required relocation, or the breach by the Company of any of the provisions of the Termination Benefits Agreement.

     Upon termination of employment, if the officer is entitled to the benefits payable under the Termination Benefits Agreement, he shall receive within 30 days following the termination all earned but unpaid salary, bonus and incentive payments through the date of his termination. In addition, he shall be entitled to a lump-sum payment of an amount equal to 2.9 times his average annual compensation paid by the Company for the past five years. Any lump sum payment will be grossed up in an amount sufficient to cover any excise tax imposed upon such payment pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code").

     On January 1, 2000, the Company entered into a non-compete agreement with each of Messrs. Cosler, Perfetto and Bryant. These non-compete agreements contain confidentiality provisions and provide that, for a period of one year after termination of employment with the Company, the officer may not compete with the Company, solicit the Company's customers or induce the Company's employees to terminate their employment.

Compensation of Directors

     During 2001, the Company paid directors who are not employees of the Company an annual retainer of $15,000 and a fee of $1,000 for each Board meeting or committee meeting attended (or $500 for each committee meeting held in conjunction with a Board meeting). The annual retainer is paid 50% in cash and 50% in the form of shares of Class B Common Stock, valued at 100% of the fair market value of such shares on the date of grant. Such shares are not registered and are subject to the resale limitations of Rule 144 of the Securities Act of 1933, as amended. Directors who are full-time employees of the Company do not receive any additional compensation for serving as directors or for attending meetings, but all directors are reimbursed for all reasonable out-of-pocket expenses incurred in connection with attendance at meetings. In 2001, the Company paid $101,601 to Mr. Bindley for services that he provided in his capacity as Chairman of the Board. Mr. Bindley does not participate in any benefit plans of the Company, other than the Company's health insurance plan beginning March 1, 2001.

     On August 25, 1997, the Board of Directors and the then sole shareholder adopted an Outside Directors Stock Option Plan (the "Directors Plan"). Pursuant to the Directors Plan, each Eligible Director (as defined therein) is automatically granted an option to purchase 3,000 shares of Class B Common Stock (as adjusted for the May 1999 three-for-two stock split and the November 2000 two-for-one stock split ) on June 1 of each year beginning in 1998. The Directors Plan reserves for issuance 75,000 shares of the Company's Class B Common Stock (as adjusted for the May 1999 three-for-two stock split and the November 2000 two-for-one stock split), subject to adjustment in certain events. The option exercise price per share is equal to the fair market value of one share of Class B Common Stock on the date of grant. Each option becomes exercisable six months following the date of grant and expires ten years following the date of grant. Subject to certain exceptions, options may be exercised by the holder only if he or she has been in continuous service on the Board of Directors at all times since the grant of the option. There are currently three Eligible Directors - Messrs. McCormick, Roberson and Salentine. The Eligible Directors are not currently eligible for grants or awards under any other stock, bonus or benefit plans of the Company.

Profit Sharing Plan

     The Company and its subsidiaries maintain a qualified profit sharing plan (the "Profit Sharing Plan") for eligible employees of the Company and its subsidiaries. All employees are generally eligible to participate in the Profit Sharing Plan as of the first January 1, April 1, July 1 or October 1 after having completed at least 90 days of service (as defined in the Profit Sharing
Plan) and having reached age 18.

     The annual contribution of the Company to the Profit Sharing Plan is at the discretion of the Board of Directors and has generally been 6.5% to 8.0% of a participant's compensation for the year. The employer contribution for a year is allocated among participants employed on the last day of the year in proportion to their relative compensation for the year. In order to be eligible to receive a share of the employer contribution, an employee must have been eligible to have participated in the Profit Sharing Plan for a full calendar year. In addition, the Profit Sharing Plan includes a 401(k) feature pursuant to which a participant may, subject to the limitations imposed by the Code, elect to have a percentage of his or her pre-tax compensation withheld from pay and contributed to the Profit Sharing Plan. Subject to applicable Code requirements, employees may make "rollover" contributions to the Profit Sharing Plan of qualifying distributions from other employers' qualified plans.

Nonqualified Deferred Compensation Arrangement

     Effective January 1, 1999, the Company established the Priority Healthcare Corporation 401(k) Excess Plan (the "Excess Plan"), which is a non-qualified deferred compensation plan for a select group of executive employees. Messrs. Myers, Cosler, Perfetto and Bryant and Ms. Shanahan are currently eligible to participate in the Excess Plan. The Excess Plan is designed to permit the eligible executives voluntarily to defer portions of their pre-tax salary and bonus beyond what they can defer under the 401(k) feature of the Profit Sharing Plan. Under the Excess Plan, an eligible executive can elect to defer up to 100% of those portions of his salary and bonus that he is not able to defer under the Profit Sharing Plan.

     Before the beginning of each year, the executive must decide the total deferral he wants to make for the year and elect to have that deferral made under the Excess Plan. Once the plan administrator of the Profit Sharing Plan determines how much the executive can defer under the Profit Sharing Plan's 401(k) feature for a year without exceeding Internal Revenue Code limits, then that amount will be transferred from the Excess Plan to the executive's Company Profit Sharing Plan 401(k) account.

     Amounts credited to an executive's account under the Excess Plan are credited with investment earnings or losses based on the investment option or options that the executive elects (at the time he makes his deferral election for a year) to serve as the measure of the investment earnings and losses on the executive's deferrals for the year. The executive may select from among the options available under the Profit Sharing Plan (other than the Company's stock). Under the Excess Plan, a participating executive, at the time he makes his deferral election, may choose the form in which his benefits attributable to those deferrals will be paid to him or his beneficiary upon his retirement or death. The three options available are a single lump sum payment, quarterly installment payments for a specified period of up to 15 years and annual installment payments over a specified period of up to 15 years.

Stock Options

     On August 25, 1997, the Company's Board of Directors and the then sole shareholder adopted the 1997 Stock Option and Incentive Plan (the "1997 Stock Option Plan"). On May 21, 1998, the shareholders of the Company approved the adoption of the 1997 Stock Option Plan at the 1998 annual meeting of shareholders. On May 10, 1999, the shareholders approved an amendment to the Company's 1997 Stock Option Plan which increased to 4,832,894 (as adjusted for the May 1999 three-for-two stock split and the November 2000 two-for-one stock split), the total number of shares of the Company's Class B Common Stock reserved for issuance under the plan, subject to adjustment in certain events. On May 21, 2001, the shareholders approved an amendment to the Company's 1997 Stock Option Plan which increased from 4,832,894 to 6,400,000 the total number of shares of the Company's Class B Common Stock reserved for issuance under the plan, subject to adjustment in certain events.

     The 1997 Stock Option Plan provides for the grant to officers, key employees and consultants of the Company of options to purchase shares of Class B Common Stock and restricted shares of Class B Common Stock. Stock options granted under the 1997 Stock Option Plan may be either options intended to qualify for federal income tax purposes as "incentive stock options" or options not qualifying for favorable tax treatment ("nonqualified stock options"). No individual participant may receive awards for more than 300,000 shares in any calendar year.

     On September 15, 1998, the Company's Board of Directors adopted the Broad Based Stock Option Plan (the "Broad Based Plan"). The Company's Board of Directors amended the Broad Based Plan on November 29, 2000. The Broad Based Plan reserves for issuance 1,837,323 shares of the Company's Class B Common Stock, subject to adjustment in certain events. The Broad Based Plan provides for the grant to employees, other than officers and directors of the Company, of options to purchase shares of Class B Common Stock. All options granted under the Broad Based Plan are nonqualified stock options. No individual participant may receive awards for more than 50,000 shares in any calendar year.

         The following table sets forth information with respect to options granted by the Company under the 1997 Stock Option Plan to the Named Executive Officers during 2001.

                                      Option Grants in Last Fiscal Year

                                               Individual Grants                            Grant Date Value
                       ------------------------------------------------------------------- --------------------
                         Number of     % of Total
                        Securities      Options
                        Underlying     Granted to
                         Options      Employees in       Exercise                              Grant Date
       Name              Granted       Fiscal Year         Price        Expiration Date       Present Value (1)
---------------------- -------------- ------------- ---------------- --------------------- --------------------
Robert L. Myers            87,642 (2)    6.0%          $  38.3750          2/23/11            $1,697,626(3)
                           12,358 (4)    0.8%             38.0000          5/21/11               237,644(5)

Steven D. Cosler           66,689 (6)    4.5%             30.2000          10/22/11              978,328(7)
                            3,311 (8)    0.2%             30.2000          10/22/11               48,572(9)

Donald J. Perfetto         56,689 (6)    3.9%             30.2000          10/22/11              831,628(7)
                            3,311 (8)    0.2%             30.2000          10/22/11               48,572(9)

Guy F. Bryant              36,689 (6)    2.5%             30.2000          10/22/11              538,228(7)
                            3,311 (8)    0.2%             30.2000          10/22/11               48,572(9)

William M. Woodard          9,189 (6)    0.6%             30.2000          10/22/11               134,803(7)
                            3,311 (8)    0.2%             30.2000          10/22/11               48,572(9)

---------------

(1) The Company does not believe that the Black-Scholes model or any other valuation model is a reliable method of computing the present value of the Company's employee stock options. The value ultimately realized, if any, will depend on the amount by which the market price of the stock exceeds the exercise price on the date of exercise. The grant date present value calculation uses an expected option term based on past experience, rather than the contract term of the options. The use of an expected term produces a valuation adjustment for non-transferability of the options. There have been no adjustments made for risk of forfeiture of the options.

(2) Nonqualified stock options to purchase Class B Common Stock granted at 100% of the fair market value of the stock on the date of grant. The options are exercisable at the rate of 25% per year, beginning February 23, 2002.

(3) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 4.55%, an expected term of 2.5 years, a dividend yield of 0.0% and a stock volatility of 80.41%.

(4) Nonqualified stock options to purchase Class B Common Stock granted at 100% of the fair market value of the stock on the date of grant. The options are exercisable at the rate of 25% per year, beginning May 21, 2002.

(5) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 4.34%, an expected term of 2.5 years, a dividend yield of 0.0% and a stock volatility of 80.93%.

(6) Nonqualified stock options to purchase Class B Common Stock granted at 100% of the fair market value of the stock on the date of grant. The options are exercisable at the rate of 25% per year, beginning January 1, 2003.

(7) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 3.08%, an expected term of 2.5 years, a dividend yield of 0.0% and a stock volatility of 78.53%.

(8) Incentive stock options to purchase Class B Common Stock granted at 100% of the fair market value of the stock on the date of grant. The options are exercisable in full on or after January 1, 2003.

(9) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 3.08%, an expected term of 2.5 years, a dividend yield of 0.0% and a stock volatility of 78.53%.

     The following table sets forth information with respect to the exercise of options to acquire Class B Common Stock by the Named Executive Officers during 2001.

                             Aggregated Option Exercises in Last Fiscal Year
                                   and Fiscal Year-End Option Values

                                                    Number of Securities Underlying        Value of Unexercised
                                                    Unexercised Options at Fiscal          In-the-Money Options
                         Shares                               Year-End                    at Fiscal Year-End (1)
                       Acquired on     Value        -------------- ----------------   -------------- ---------------
      Name              Exercise     Realized (2)     Exercisable    Unexercisable      Exercisable   Unexercisable
-------------------  -------------- -------------   -------------- ----------------   -------------- ---------------
Robert L. Myers         200,000      $7,266,779         264,787         544,833          $5,624,894    $ 10,018,369

Steven D. Cosler         80,880       2,858,004          27,187         392,423             522,099       5,941,931

Donald J. Perfetto       97,521       3,111,812           5,304         339,923             158,018       5,160,807

Guy F. Bryant            24,833         947,795         136,392         307,423           3,362,030       5,119,808

William M. Woodard       36,406         973,324              --          94,798                  --       1,441,860

--------------

(1) The closing price for the Company's Class B Common Stock as reported by the Nasdaq National Market System on December 28, 2001 was $35.75. The value is calculated on the basis of the difference between the Class B Common Stock option exercise price and $35.75, multiplied by the number of "In-the-Money" shares of Class B Common Stock underlying the option.

(2) The value is calculated based on the difference between the option exercise price and the closing market price of the Class B Common Stock on the date of exercise, or the selling price on the date of exercise, multiplied by the number of shares to which the exercise relates.

Compensation Committee Report On Executive Compensation

     The Compensation Committee's practice with respect to executive compensation has been to: (a) conduct annual merit reviews for individuals throughout the year; (b) grant stock options in the fall of each year or such other times as deemed advisable by the Compensation Committee; and (c) approve annual bonuses payable, in whole or in part, during the following March. The Compensation Committee applied the criteria discussed below to the 2001 annual merit reviews and the 2001 annual bonus amounts for the executive officers.

     Executive Compensation Policy

     The Company's compensation policy is designed to: (a) be competitive so that the Company can attract, reward, and retain the quality talent that is essential to its continued success; (b) motivate key employees through the use of incentive compensation programs, including annual bonuses and stock option grants; (c) treat employees fairly and, at the same time, be cost effective; (d) foster teamwork within the Company so that employees share in the rewards and risks of the Company; (e) offer executive officers the opportunity to achieve significant levels of ownership in the Company's stock so that their interests will be aligned with those of its shareholders; and (f) assure that executive officers' compensation will be tax deductible to the maximum extent permissible. Consistent with this policy, the compensation of executive officers has been and will be related in substantial part to Company performance. Compensation for executive officers consists of base salary, bonuses and stock option grants.

     Cash Based Compensation

     Base Compensation. In making compensation decisions, the Compensation
     -----------------
Committee's subjective review process primarily includes: (a) an analysis of executive compensation levels within the specialty distribution and health care services industry at other publicly-traded companies of comparable size and stature by reviewing proxy statements and national compensation surveys and reports; (b) individual efforts and accomplishments within the Company, the industry, and the community; (c) management experience and development; (d) team building skills consistent with the Company's best interests; (e) base compensation paid to other executive officers within the Company; and (f) observance of the Company's ethics and compliance program. Base compensation for 2001 was established for the executive officers after a merit review was conducted by the CEO.

     Annual Bonus. A portion of the cash compensation of the executive officers
     ------------
(and some other salaried employees) consists of annual bonus payments under the Company's bonus program. Allocation of the bonuses to the executive officers (other than the CEO) is based on recommendations made by the CEO to the Compensation Committee. Bonus amounts to non-executive officers are generally based on recommendations made by the Company's executive officers.

     The Compensation Committee gives consideration to the Company's overall performance, including earnings per share, and the executive officer's performance for the specific areas of the Company under his or her direct control. This balance supports accomplishment of overall objectives and rewards individual contributions by the executive officers. The 2001 annual bonuses were approved by the Compensation Committee after receiving input from the CEO based upon the subjective criteria used for establishing base compensation as set forth above.

     On March 26, 1998, the Compensation Committee adopted the following performance standards to be used for purposes of establishing annual bonuses:
(a) sales; (b) net earnings; and (c) individual performance criteria. The Compensation Committee deems such financial goals to be a valid measure of performance within the specialty distribution and health care services industry and consistent with the Company's best interests. Discretionary adjustments by the Compensation Committee are possible should unforeseen or uncontrollable events occur during the course of the year.

     The Compensation Committee's intent is to make the executive officers' total cash compensation package (base compensation plus annual bonus) competitive with other publicly-traded companies of comparable size and stature within the specialty distribution and health care services industry, based on its analysis of total cash compensation for similar executive officers within the industry.

     Equity Based Compensation

     The Compensation Committee believes that equity compensation, in the form of stock options, is an important element of performance based compensation of executive officers. By granting stock options, the Compensation Committee will continue the Company's practice of increasing key employees' equity ownership in order to ensure that their interests remain closely aligned with those of the Company's shareholders. Stock options and equity ownership in the Company provide a direct link between executive compensation and shareholder value. Stock options also create an incentive for key employees to remain with the Company for the long term because the options are not immediately exercisable and, if not exercised, are in most cases forfeited if the employee leaves the Company before retirement.

     Consistent with the above philosophy, the Compensation Committee, based on input from the CEO, approved the granting of stock options to 459 officers and other employees on October 22, 2001, and to other employees as they joined the Company during the year. For the executive officers (other than the CEO) the Compensation Committee considered: (a) the CEO's input; (b) subjective criteria with respect to individual performance, including individual efforts and accomplishments, experience, and team building skills; and (c) the relative number of stock option grants to other executive officers within the Company.

     Compensation of Robert L. Myers, President and Chief Executive Officer in 2001

     Mr. Myers' cash compensation is based on the same factors as the other executive officers. The Compensation Committee's decision to increase Mr. Myers' cash compensation (base compensation plus annual bonus) was based on the subjective criteria previously set forth in this report in the discussion with respect to cash compensation.

     Since the approval of the 1997 Stock Option Plan, Mr. Myers has also participated in the Company's equity based compensation program. By employing the subjective criteria previously set forth in the discussion with respect to cash and equity based compensation, the Compensation Committee granted to Mr. Myers the stock options shown in the Option Grants In Last Fiscal Year table set forth under "Compensation of Executive Officers and Directors -- Stock Options."

     It is the Compensation Committee's view that Mr. Myers' total compensation package for 2001 was based on an appropriate balance of: (a) individual performance; (b) Company performance; and (c) other CEO compensation packages within the specialty distribution and health care services industry. The Compensation Committee points out that the companies used for evaluation of competitive compensation may not, in all cases, be the same as those companies comprising the industry peer group described under "Compensation of Executive Officers and Directors -- Performance Graph."

                                         Compensation Committee in 2001
                                         Richard W. Roberson
                                         Rebecca M. Shanahan

Performance Graph

     The performance graph set forth below compares the cumulative total shareholder return on the Company's Class B Common Stock with the Nasdaq Stock Market Index and with peer industries within SIC Code 5122 (Drugs, Drug Proprietaries and Druggists' Sundries) for the period from October 24, 1997 through December 29, 2001. The Company's Class B Common Stock commenced trading on the Nasdaq National Market System on October 24, 1997.

            Comparison of Cumulative Total Return Among The Company,
             Nasdaq Market Index and Index of Companies in SIC 5122

                                    [GRAPH]

---------------------------------------------------------------------------------------------------------------
                                  October 24,  December 31,  December 31, December 31, December 30, December 29,
                                     1997        1997          1998         1999         2000         2001
---------------------------------------------------------------------------------------------------------------
Nasdaq Stock Market                 100.00        98.77        139.30       245.69       154.43       123.10
---------------------------------------------------------------------------------------------------------------
SIC 5122 Companies                  100.00       102.35        140.93        72.03       141.52       143.74
---------------------------------------------------------------------------------------------------------------
Priority Healthcare Corporation     100.00       104.37        357.75       299.38       844.47       739.71
---------------------------------------------------------------------------------------------------------------

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this Proxy Statement, in whole or in part), the Compensation Committee Report on Executive Compensation, the stock price Performance Graph and the Audit Committee Report shall not be incorporated by reference in any such filings.

Compensation Committee Interlocks and Insider Participation

     On October 29, 1997, the Board of Directors established the Compensation Committee to approve compensation and stock option grants for the Company's executive officers. The Compensation Committee members during 2001 were Mr. Roberson and Ms. Shanahan. Neither Mr. Roberson nor Ms. Shanahan was involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Company.

                              CERTAIN TRANSACTIONS

     Until February 14, 2001, three of the Company's directors (Messrs. Bindley, McCormick and Salentine) were directors and executive officers of BWI. Mr. Bindley was also a significant shareholder of BWI. BWI was acquired by Cardinal on February 14, 2001. Set forth below are descriptions of certain services provided by BWI to the Company and certain agreements between the Company and BWI.

     Distribution Agreement. In connection with the spin-off of the Class A Common Stock by BWI on December 31, 1998 (the "Distribution"), the Company and BWI entered into a Distribution Agreement (the "Distribution Agreement"). The Distribution Agreement contains a number of provisions relating to arrangements between the Company and BWI subsequent to the Distribution. The Distribution Agreement provides that, except as otherwise provided in the Tax Sharing Agreement and the Indemnification and Hold Harmless Agreement between the Company and BWI (see descriptions of each below), the Company will pay, perform and discharge all obligations, liabilities and losses relating to, and will indemnify and hold harmless BWI from and against, all contracts, agreements, undertakings, liabilities, claims, suits and disputes arising out of or relating to the Company, its subsidiaries and the Company's business, assets, liabilities, operations, occupancies and employee benefit and other plans. In addition, BWI will indemnify and hold harmless the Company against all losses, liabilities, claims and damages in any way arising out of BWI, its subsidiaries (other than the Company and the Company's subsidiaries) and BWI's business, assets, liabilities, operations, occupancies and employee benefit and other plans. The Distribution Agreement also provides that each of BWI and the Company will waive, release, forever discharge and forever be barred from asserting against the other and the other's executives all claims, suits, disputes, violations, losses, liabilities and damages that each may have against the other for events, acts or omissions occurring or taken on or prior to the Distribution Date.

     Purchase of Inventory. During 2001, the Company purchased approximately $68.0 million of inventory from BWI. The Company believes that these purchases were on terms at least as favorable as it could obtain from an unrelated third party.

     Tax Sharing Agreement. Prior to the Distribution, the results of operations of the Company and its domestic subsidiaries that are at least 80% owned by the Company (the "Company Group") were included in BWI's consolidated federal income tax returns and in BWI's consolidated or combined state tax returns. In 1997, BWI and the Company entered into a Tax Sharing Agreement that provides, generally, that the Company will be responsible for the portion of any tax deficiencies of BWI assessed with respect to all periods up to and including the Distribution Date that give rise to a tax benefit to the Company in a post-Distribution period. The Company will also be entitled to tax refunds received by BWI that result in a tax detriment to the Company for those post-Distribution periods. The Company will also be responsible for all income taxes imposed on the Company Group during the taxable period beginning on January 1, 1998 and ending on or before the Distribution Date. Furthermore, the Tax Sharing Agreement provides that, if the Distribution fails to qualify as a tax-free distribution as a result of any event occurring prior to the second anniversary of the Distribution Date that results from the breach of certain covenants made by the Company in the Tax Sharing Agreement or involves either the stock or assets (or any combination thereof) of any member of the Company Group, then the Company must indemnify and hold BWI harmless, on an after-tax basis, from any tax liability imposed upon it in connection with the Distribution. The Tax Sharing Agreement also prohibits the Company from entering into certain transactions or disposing of substantially all of its assets prior to the second anniversary of the Distribution Date in the absence of a prior opinion of independent tax counsel or the receipt of a private letter ruling from the Internal Revenue Service that such transaction or disposition will not cause the Distribution to be a taxable transaction.

     Indemnification and Hold Harmless Agreement. The Company and BWI entered into an Indemnification and Hold Harmless Agreement dated as of September 30, 1997 (the "Indemnification Agreement"), in which each party agrees to indemnify and hold harmless the other from and against certain obligations and contingent liabilities. Specifically, the Indemnification Agreement provides that the Company will indemnify and hold harmless BWI from obligations related to a guarantee which BWI made in favor of the Company and from certain indemnity and other obligations which BWI assumed, or which could be charged against BWI, in connection with five acquisitions by or on behalf of the Company. The Indemnification Agreement also provides that BWI will indemnify and hold harmless the Company from and against contingent liabilities in connection with certain litigation, which was settled and dismissed in January 1999. In 2001, neither the Company nor BWI made any payments to the other under the Indemnification Agreement.

     The Company has adopted a policy that all agreements, including any amendments to those described above, between the Company and BWI and its affiliates will be subject to the review of the Company's Audit Committee and will be on terms that the Audit Committee believes are no less favorable to the Company than terms that would be available from unaffiliated parties.

                             APPOINTMENT OF AUDITORS

     The appointment of PricewaterhouseCoopers LLP as auditors for the Company during 2002 will be submitted to the meeting in order to permit the shareholders to express their approval or disapproval. In the event of a negative vote, a selection of other auditors will be made by the Board. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will be given an opportunity to make a statement if he or she desires and will respond to appropriate questions. Notwithstanding approval by the shareholders, the Board of Directors reserves the right to replace the auditors at any time upon the recommendation of the Audit Committee of the Board of Directors.

                The Board of Directors recommends a vote FOR the
                   appointment of PricewaterhouseCoopers LLP.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Company's Board of Directors is composed of three "independent directors" as that term is defined by the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee operates under a written charter adopted by the Board of Directors.

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Company's management is responsible for the Company's financial statements and reporting process, including the system of internal controls, and has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for performing an independent audit of the Company's financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements with the Company's management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Audit Committee from the independent auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2001 for filing with the Securities and Exchange Commission.

                                 Audit Committee
                              Michael D. McCormick
                               Richard W. Roberson
                               Thomas J. Salentine

                                 AUDITORS' FEES

Audit Fees

     The aggregate fees billed by the Company's independent accountants for professional services rendered in connection with the audit of the Company's financial statements included in the Company's Annual Report on Form 10-K for the year ended December 29, 2001, as well as for the review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q during the year ended December 29, 2001, totaled $130,000.

Financial Information Systems Design and Implementation Fees

     The Company's independent accountants did not render any services related to financial information systems design and implementation for the year ended December 29, 2001.

All Other Fees

     The Company was billed a total of $27,970 for all other services, including $9,000 for tax return review and $12,470 for tax planning services, rendered by its independent accountants during the fiscal year ended December 29, 2001.

     The Audit Committee believes that PricewaterhouseCoopers LLP's provision of non-audit services is compatible with maintaining such firm's independence.

                        PRINCIPAL OWNERS OF COMMON STOCK

     The following table sets forth as of January 31, 2002, the number of shares of each class of Common Stock of the Company owned by any person (including any group) known by management to beneficially own more than 5% of each class of Common Stock of the Company, by each of the Named Executive Officers, and by all directors and executive officers of the Company as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned. The number of shares of Class B Common Stock shown in the table below as beneficially owned by each individual or entity includes any shares of Class A Common Stock beneficially owned by such person or entity, as indicated, because any holder of shares of Class A Common Stock may request to convert any or all of such shares into shares of Class B Common Stock at any time on a one-for-one basis.

                                                     Class B Common Stock                Class A Common Stock
                                                     --------------------                --------------------
                                                                     Percent of        Number of     Percent of
           Name and Address of                  Number of Shares       Class            Shares       Class (if
              Individual or                       Beneficially        (if more       Beneficially       more
            Identity of Group                      Owned (1)          than 1%)         Owned (1)      than 1%)
            -----------------                      ---------          --------         ---------      --------
Robert L. Myers                                 672,250  (2)(3)        1.8 %                  0          ---

Steven D. Cosler                                195,004  (2)(4)         ---                   0          ---

Donald J. Perfetto                              154,833  (2)(5)         ---                   0          ---

Guy F. Bryant                                   289,817  (2)(6)         ---              20,726          ---

William M. Woodard                               58,000  (2)(7)         ---                   0          ---

William E. Bindley                            5,689,184  (8)           13.5%          5,590,592  (9)      78.0%
8909 Purdue Road
Indianapolis, IN  46268

American Express Financial Corporation        5,823,132                15.9%                  0          ---
IDS Tower 10
Minneapolis, MN  55440 (10)*

FMR Corp.                                     4,807,870                13.2%                  0          ---
82 Devonshire Street
Boston, MA  02109 (11)*

Janus Capital Corporation                     2,619,455                 7.2%                  0          ---
and Thomas H. Bailey
100 Fillmore Street
Denver, CO  80206 (12)*

All current directors and executive           7,868,135  (2)(13)       17.9%          6,143,768           85.7%
officers as a group (12 persons)

------------
*Information is based solely on reports filed by such shareholder under Section 13(d) of the Securities Exchange Act of 1934.

(1) For information regarding the beneficial ownership of shares of Class B Common Stock and shares of Class A Common Stock held by non-employee directors, see "Election of Directors -- Nominees."

(2) Does not include shares subject to stock options which are not exercisable within 60 days.

(3) Includes presently exercisable stock options to purchase 556,530 shares of Class B Common Stock granted under the 1997 Stock Option Plan.

(4) Includes presently exercisable stock options to purchase 154,010 shares of Class B Common Stock granted under the 1997 Stock Option Plan. Also includes 5,146 shares of Class B Common Stock held jointly with Mr. Cosler's spouse.

(5) Includes presently exercisable stock options to purchase 114,627 shares of Class B Common Stock granted under the 1997 Stock Option Plan. Also includes 33,423 shares of Class B Common Stock jointly held with Mr. Perfetto's spouse.

(6) Includes 20,726 shares of Class A Common Stock. Also includes presently exercisable stock options to purchase 248,215 shares of Class B Common Stock granted under the 1997 Stock Option Plan.

(7) Includes presently exercisable stock options to purchase 33,573 shares of Class B Common Stock granted under the 1997 Stock Option Plan. Also includes 500 shares of Class B Common Stock held jointly with Mr. Woodard's spouse and 19,670 shares held by a trust of which Mr. Woodard is the trustee.

(8) Includes 5,590,592 shares of Class A Common Stock (see footnote 9 below for a description of the manner by which certain of such shares of Class A Common Stock are held). Excludes 10,508 shares of Class A Common Stock and 6,000 shares of Class B Common Stock held by Mr. Bindley's spouse; Mr. Bindley disclaims beneficial ownership of such shares.

(9) Includes 83,774 shares of Class A Common Stock held by two family foundations and 68,702 shares of Class A Common Stock held by a charitable remainder trust of which Mr. Bindley is the trustee and has investment control.

     Excludes 10,508 shares of Class A Common Stock held by Mr. Bindley's spouse; Mr. Bindley disclaims beneficial ownership of such shares.

(10) The shareholder is an investment adviser and a subsidiary of American Express Company, a parent holding company which owns the shares jointly with the shareholder. American Express Company has disclaimed beneficial ownership of the shares listed.

(11) The shareholder is a parent holding company and shares voting and/or dispositive power in varying amounts over the shares reported as beneficially owned with the following subsidiaries, individuals and other entities: Fidelity Management & Research Company (investment adviser), Edward C. Johnson III (Chairman of the Board and significant shareholder of FMR Corp.), Fidelity Management Trust Company (bank), Strategic Advisers, Inc. (investment adviser), Abigall P. Johnson (Director and significant shareholder of FMR Corp.), and Fidelity International Limited (investment advisor).

(12) Janus Capital Corporation is an investment adviser and Mr. Bailey serves as Chairman, President and Chief Executive Officer of Janus Capital Corporation. Mr. Bailey disclaims beneficial ownership of the Company's shares reported.

(13) Includes 6,143,768 shares of Class A Common Stock. Also includes presently exercisable stock options to purchase 1,201,278 shares of Class B Common Stock granted by the Company.

                  SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     The date by which shareholder proposals must be received by the Company for inclusion in proxy materials relating to the 2003 Annual Meeting of Common Shareholders is December 9, 2002.

     In order to be considered at the 2003 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Company's By-Laws. The Company's By-Laws provide that shareholders are required to give advance notice to the Company of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before an annual shareholders' meeting. Specifically, the By-Laws provide that for a shareholder to nominate a person for election to the Company's Board of Directors, the shareholder must be entitled to vote for the election of directors at the meeting and must give timely written notice of the nomination to the Secretary of the Company. The By-Laws also provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting and the shareholder must give timely written notice thereof to the Secretary of the Company. In order to be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the meeting. In the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

         The specific requirements of these advance notice and eligibility provisions are set forth in Section 1.4 and Section 1.5 of the Company's By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to the Secretary of the Company at the principal executive offices of the Company.

Proxy-Priority Healthcare Corporation

This Proxy is Solicited on Behalf of the Board of Directors

I hereby appoint Robert L. Myers and Rebecca M. Shanahan, or either of them, my proxies, with power of substitution, to vote all shares of Class A Common Stock of the Company which I am entitled to vote at the annual meeting of common shareholders of said company, to be held at SunTrust Bank, Park Building Third Floor Sun Room, 200 South Orange Avenue, Orlando, Florida, on May 20, 2002 at 11:00 a.m., Orlando time, and at any adjournment, as follows:

Election of Directors, Nominees:
Robert L. Myers, Donald J. Perfetto and Richard W. Roberson

Approve the appointment of PricewaterhouseCoopers LLP as auditors for the Company for 2002

This proxy when properly executed will be voted in the manner directed herein by the signed shareholder. If no direction is made, this proxy will be voted FOR the election as directors of all nominees listed under proposal 1 and FOR proposal 2.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                SEE REVERSE SIDE

                                              000000 0000000000 0 0000
Priority Healthcare Corporation
                                              000000000.000 ext
[Address Bar Code]                            000000000.000 ext
                                              000000000.000 ext
MR A SAMPLE                                   000000000.000 ext
DESIGNATION (IF ANY)                          000000000.000 ext
ADD 1                                         000000000.000 ext
ADD 2                                         000000000.000 ext
ADD 3
ADD 4                                         Holder Account Number
ADD 5
ADD 6                                         C  1234567890           J  N  T



                                                        [BAR CODE]

Use a black pen.  Print in
      -----
CAPITAL letters inside the grey
areas as shown in this example:   [EXAMPLE]   [ ] Mark this box with an X if
                                                  you have made changes to your
                                                  name or address details above.

Annual Meeting Proxy Card

A.  Election of Directors
1.  The Board of Directors recommends a vote FOR the listed nominees.

                                  For      Withhold
01 - Robert L. Myers              [ ]         [ ]

02 - Donald J. Perfetto           [ ]         [ ]

03 - Richard W. Roberson          [ ]         [ ]

B.  Issues
The Board of Directors recommends a vote FOR the following proposal.


                                                            For  Against Abstain
2.   To approve the appointment of PricewaterhouseCoopers
     LLP as auditors for the Company 2002; and              [ ]    [ ]    [ ]


3. In their discretion, to transact such other business as may properly come before the meeting.

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. Joint owners should both sign. When signing as attorney, executor, administrator, trustee or guardian, please sign full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark, sign, date and return the proxy promptly in the enclosed postage-paid envelope.


Signature 1             Signature 2               Date (dd/mm/yyyy)

--------------------    ----------------------    -----------------------------

Proxy--Priority Healthcare Corporation

This Proxy is Solicited on Behalf of the Board of Directors

I hereby appoint Robert L. Myers and Rebecca M. Shanahan, or either of them, my proxies, with power of substitution, to vote all shares of Class B Common Stock of the Company which I am entitled to vote at the annual meeting of common shareholders of said company, to be held at SunTrust Bank, Park Building Third Floor Sun Room, 200 South Orange Avenue, Orlando, Florida, on May 20, 2002 at 11:00 a.m., Orlando time, and at any adjournment, as follows:

Election of Directors, Nominees:
Robert L. Myers, Donald J. Perfetto and Richard W. Roberson

Approve the appointment of PricewaterhouseCoopers LLP as auditors for the Company for 2002

This proxy when properly executed will be voted in the manner directed herein by the signed shareholder. If no direction is made, this proxy will be voted FOR the election as directors of all nominees listed under proposal 1 and FOR proposal 2.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.
                                                                SEE REVERSE SIDE

                                             000000 0000000000 0 0000
Priority Healthcare Corporation
                                             000000000.000 ext
[Address Bar Code]                           000000000.000 ext
                                             000000000.000 ext
MR A SAMPLE                                  000000000.000 ext
DESIGNATION (IF ANY)                         000000000.000 ext
ADD 1                                        000000000.000 ext
ADD 2                                        000000000.000 ext
ADD 3
ADD 4                                        Holder Account Number
ADD 5
ADD 6                                        C  1234567890           J  N  T

                                                      [BAR CODE]

Use a black pen.  Print in
      -----
CAPITAL letters inside the grey    [EXAMPLE]
areas as shown in this example:              [ ]  Mark this box with an X if you
                                                  have made changes to your name
                                                  or address details above.
Annual Meeting Proxy Card

A.  Election of Directors
1.  The Board of Directors recommends a vote FOR the listed nominees.

                                  For      Withhold
01 - Robert L. Myers              [ ]         [ ]

02 - Donald J. Perfetto           [ ]         [ ]

03 - Richard W. Roberson          [ ]         [ ]

B.  Issues
The Board of Directors recommends a vote FOR the following proposal.


                                                            For  Against Abstain
2.   To approve the appointment of PricewaterhouseCoopers
     LLP as auditors for the Company 2002; and              [ ]    [ ]    [ ]


3. In their discretion, to transact such other business as may properly come before the meeting.

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. Joint owners should both sign. When signing as attorney, executor, administrator, trustee or guardian, please sign full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark, sign, date and return the proxy promptly in the enclosed postage-paid envelope.


Signature 1             Signature 2               Date (dd/mm/yyyy)

--------------------    ----------------------    -----------------------------